Exhibit 26(n)(i)
Leagl Opinion and Consent

Eversheds Sutherland (US) LLP 700 Sixth Street, NW, Suite 700 Washington, DC 20001-3980 D: +1 202.383.0660 F: +1 202.637.3593 mjwilson-bilik@ eversheds-sutherland.com

April 25, 2017
Board of Directors
Transamerica Life Insurance Company
Separate Account VUL 3
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-0001

Re: Separate Account VUL 3
Transamerica Journey
File No. 333-192793/811-09715

To The Board of Directors:

We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information for the Transamerica Journey policy contained in Post‑Effective Amendment No. 4 to the Registration Statement on Form N-6 (File Nos. 333‑192793 / 811-09715) of Separate Account VUL-3 filed by Transamerica Life Insurance Company with the Securities and Exchange Commission.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

EVERSHEDS SUTHERLAND (US) LLP
By: /s/ Mary Jane Wilson-Bilik
Mary Jane Wilson-Bilik

Eversheds Sutherland (US) LLP is part of a global legal practice, operating through various separate and distinct legal entities, under Eversheds Sutherland.  For a full description of the structure and a list of offices, please visit www.eversheds-sutherland.com.